Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

ALLY FINANCIAL INC.

Offer to Purchase for Cash

up to 13,000,000 shares of

Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A

(CUSIP No. 02005N308)

at $26.65 per share

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 20, 2015, UNLESS EXTENDED OR TERMINATED EARLIER BY ALLY FINANCIAL INC. (THE ‘‘EXPIRATION DATE’’). TENDERING HOLDERS MAY VALIDLY WITHDRAW PREVIOUSLY TENDERED SERIES A SHARES AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.

The Depositary for the Offer is:

GLOBAL BONDHOLDER SERVICES CORPORATION

By facsimile:

(For Eligible Institutions Only): (212) 430-3775

Confirmation: (212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 404	65 Broadway – Suite 404	65 Broadway – Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006

For use only by registered holders of the Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A, liquidation amount $25.00 per share (the ‘‘Series A Shares’’), of Ally Financial Inc. (the ‘‘Company”). Delivery of this Letter of Transmittal to an address, or transmission of instructions via facsimile to a number, other than as set forth above will not constitute a valid delivery. Delivery will be deemed made only when actually received by the Depositary.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SERIES A SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)		Number of Series A Share(s) Tendered

Total Shares Tendered

The undersigned hereby acknowledges having received the Offer to Purchase, dated April 23, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), of the Company and this Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which together set forth the terms and conditions of the Company’s offer (the “Offer”) to purchase up to 13,000,000 of the Company’s outstanding Series A Shares, upon the terms and subject to the conditions specified in the Offer to Purchase and herein.

The Company reserves the right, at any time or from time to time, to extend the Offer, in which event the term “Expiration Date” shall mean the latest time and date to which the Offer is extended. The Company shall issue a press release announcing any extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be completed by holders of Series A Shares for delivery of Series A Shares to be made by book-entry transfer to the account of Global Bondholder Services Corporation (the “Depositary”) at The Depository Trust Company (“DTC” or the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offer to Purchase entitled “The Offer—Procedures for Tendering.”

Delivery of documents to DTC does not constitute delivery to the Depositary.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

None of the Company’s officers, the Company’s employees, the Company’s Board of Directors, the Dealer Managers, the Information Agent or the Depositary or their respective affiliates is making a recommendation to any holder of Series A Shares as to whether to tender shares in the Offer. Each holder must make his or her own investment decision regarding the Offer based upon his or her assessment of the value of the Series A Shares and any other factors he or she deems relevant.

☐	CHECK HERE IF TENDERED SERIES A SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

[This page intentionally left blank.]

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Company the Series A Shares set forth in the box above entitled ‘‘Description of Series A Shares Tendered.’’ Subject to, and effective upon, the acceptance for payment of the Series A Shares tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Series A Shares as are being tendered hereby.

The undersigned understands that, if Series A Shares are accepted for payment in the Offer, the undersigned will receive $26.65 per Series A Share (the ‘‘Offer Price’’). The Offer Price represents the total consideration payable per share and includes an amount equal to accrued and unpaid dividends from May 15, 2015, the last dividend payment date, to, but not including, the settlement date for the purchase of the Series A Shares (the “Settlement Date”).

The Settlement Date for the Offer will occur after the May 15, 2015 dividend payment date for the Series A Shares. Dividends payable on May 15, 2015 will be paid to holders of record on May 1, 2015, the record date for the dividend payment, regardless of whether or not they tender any Series A Shares.

The Company will not complete the Offer (and, therefore, the Company will not purchase any tendered Series A Shares) unless the conditions, including a financing condition, set forth in the Offer to Purchase have been satisfied or waived. See ‘‘The Offer—Conditions of the Offer’’ in the Offer to Purchase.

The Company is offering to purchase up to 13,000,000 Series A Shares. If, at the expiration of the Offer, more than 13,000,000 Series A Shares have been validly tendered and not validly withdrawn, and all conditions to the Offer have been satisfied or waived, the Company will purchase 13,000,000 Series A Shares from the tendering holders on a pro rata basis based on the number of Series A Shares tendered by each holder, except that the Company will not purchase fractional Series A Shares. Any Series A Shares not accepted for payment will be returned to the registered holder(s) signing this Letter of Transmittal as promptly as practicable following the expiration or termination of the Offer.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Offer to Purchase.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Series A Shares tendered hereby, (ii) the undersigned has a net long position in the Series A Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (iii) the tender of the Series A Shares tendered hereby complies with Rule 14e-4, and (iv) the Company will acquire good and unencumbered title to the tendered Series A Shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when those shares are accepted for payment by the Company.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender is irrevocable; provided, that the Series A Shares tendered pursuant to the Offer may be validly withdrawn at any time on or prior to the Expiration Date, and unless theretofore accepted for payment and not returned as provided for in the Offer to Purchase, may also be validly withdrawn after the expiration of 40 business days after the commencement of the Offer, subject to the withdrawal procedures set forth in the Offer to Purchase.

Subject to, and effective upon, the acceptance for payment of all of the Series A Shares tendered by this Letter of Transmittal in accordance with the terms and conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Series A Shares tendered by this Letter of Transmittal, and releases and discharges the Company and its officers and directors from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Series A Shares. The undersigned hereby acknowledges receipt of the Offer to Purchase, the terms of which are incorporated herein by reference. The undersigned hereby irrevocably constitutes and appoints the Depositary as its agent and attorney-

in-fact, with full power and authority in its name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered Series A Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase, to (1) deliver the tendered Series A Shares to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered Series A Shares, (2) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered Series A Shares, all in accordance with the terms and conditions of the Offer. Such appointment will be automatically revoked if the Company does not accept for payment the Series A Shares that the undersigned has tendered. The foregoing power of attorney shall terminate upon execution by the Depositary of an instrument of termination that specifies in writing that the foregoing power of attorney is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series A Shares tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be validly withdrawn only in accordance with the procedures set forth in the section of the Offer to Purchase entitled ‘‘The Offer—Withdrawal Rights.’’

Unless otherwise indicated herein in the box entitled ‘‘Special Payment Instructions’’ below, please deliver payment of the purchase price for any Series A Shares accepted for payment to the registered holder(s) at the address appearing under the above ‘‘Description of Series A Shares Tendered’’ box. In the event that the box entitled ‘‘Special Payment Instructions’’ is completed, please deliver payment of the purchase price for any Series A Shares accepted for payment to the person or persons and at the address(es) so indicated.

THE UNDERSIGNED, BY COMPLETING THE ABOVE ‘‘DESCRIPTION OF SERIES A SHARES TENDERED’’ BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR SERIES A SHARES AS SET FORTH IN SUCH BOX ABOVE.

COMPLETE THE FOLLOWING BOXES ONLY IF APPLICABLE

SPECIAL PAYMENT INSTRUCTIONS

(See Instruction 6)

To be completed ONLY if the payment of the purchase price for Series A Shares accepted for payment is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled ‘‘Description of Series A Shares Tendered’’ within this Letter of Transmittal.

Issue the payment to:

Name:
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete IRS Form W-9 or IRS Form W-8, as applicable)

This Letter of Transmittal must be signed by a participant in DTC exactly as such participant’s name appears on a security position listing as the owner of the Series A Shares. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under ‘‘Capacity’’ and submit evidence satisfactory to the Company and the Depositary of such person’s authority to so act. See Instruction 5.

(Signature(s) of Stockholder(s))

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone Number

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED—SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc. (“FINRA”), or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an ‘‘Eligible Institution’’). Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the Series A Shares tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the Series A Shares, and neither has completed the box entitled ‘‘Special Payment Instructions,’’ or (b) such Series A Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of this Letter of Transmittal and Book-Entry Confirmations; No Guaranteed Delivery. This Letter of Transmittal is to be used by each holder of Series A Shares for delivery of Series A Shares to be made by book entry transfer. The tender by a holder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions of the Offer. If you are not a registered holder of Series A Shares, please contact your broker, dealer, bank, trust company or other nominee (each, a “Nominee”) for further instructions.

As described in the Offer to Purchase, a valid tender of Series A Shares pursuant to the Offer requires BOTH delivery of the Series A Shares to the Depositary through book-entry transfer AND EITHER (i) delivery to the Depositary of a duly executed Letter of Transmittal OR (ii) delivery to the Depositary of an “Agent’s Message” through the DTC Automated Tender Offer Program (or “ATOP”), to the effect that the DTC participant named in the Agent’s Message has received and agrees to be bound by the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal. The proper procedures for tendering Series A Shares pursuant to the Offer are described in the Offer to Purchase under the caption “The Offer—Procedures for Tendering.”

If you want to tender Series A Shares that you beneficially own but you hold those Series A Shares through a Nominee, you should contact the Nominee promptly and instruct it to tender your Series A Shares on your behalf.

The method of delivery of Series A Shares, the Letter of Transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders of Series A Shares will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Depositary. This Letter of Transmittal should be sent only to the Depositary. The Depositary will not accept any tender materials other than Letters of Transmittal and the DTC participants’ Agent’s Messages.

We do not intend to permit tenders of Series A Shares by guaranteed delivery procedures.

3. Receipt of Offer to Purchase; Power of Attorney. By tendering your Series A Shares in accordance with the procedures described in the Offer to Purchase and the Letter of Transmittal, you acknowledge you have received the Offer to Purchase. You irrevocably constitute and appoint the Depositary as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered Series A Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase, to (1) deliver the tendered Series A Shares to the Company, together with all accompanying evidences of transfer and authenticity, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered Series A Shares, (2) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the books of the Company, and

(4) receive all benefits and otherwise exercise all rights of ownership of the tendered Series A Shares, all in accordance with the terms and conditions of the Offer. Such appointment will be automatically revoked if the Company does not accept for payment Series A Shares that a holder has tendered.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal.

If Series A Shares are held through a Nominee in book-entry form, a withdrawal of Series A Shares will be effective if the Nominee complies with the appropriate procedures of DTC prior to the Expiration Date or, if the holder’s shares are not previously accepted for payment by the Company, after the expiration of 40 business days after the commencement of the Offer. Any notice of withdrawal must identify the beneficial owner of the Series A Shares to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC.

Any Series A Shares validly withdrawn will be deemed not to have been validly tendered for purposes of the Offer and no cash consideration will be issued in payment unless the Series A Shares so validly withdrawn are validly re-tendered.

5. Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series A Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series A Shares.

If any of the Series A Shares tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal.

If any of the Series A Shares tendered are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Depositary of the authority of such persons to act must be submitted.

6. Special Payment Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which the payment of the Offer Price for Series A Shares accepted for payment is to be issued ONLY if such payment is to be made to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled ‘‘Description of Series A Shares Tendered’’ within this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

7. Transfer Taxes. The Company will pay all transfer taxes applicable to the purchase and transfer of Series A Shares pursuant to the Offer.

Additionally, if the holder owns the Series A Shares through a Nominee, and the Nominee tenders the shares on the holder’s behalf, the Nominee may charge the holder a fee for doing so. The holder should consult the holder’s Nominee to determine whether any charges will apply.

8. Requests for Assistance or Additional Copies. Any questions, requests for assistance and requests for additional copies of the Offer to Purchase or this Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers listed on the back cover of this Letter of Transmittal.

9. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Series A Shares in the Offer will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Series A Shares in the Offer that it determines are not in proper form or the acceptance for payment or purchase of which may, in the opinion of the Company, be unlawful. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company also reserves the right to waive, prior to the Expiration Date, in its sole discretion, any of the conditions to the Offer, including the right to waive any defect or irregularity in the tender of any Series A Shares in the Offer. No tender of Series A Shares will be deemed to have been made until all defects and irregularities in the tender of such shares in the Offer have been cured or waived. None of the Company, the Company’s officers, the Company’s employees, the Dealer Managers, the Information Agent or the Depositary, their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Series A Shares in the Offer, nor will any of them incur any liability for failure to give any such notification. The Company’s interpretation of the terms or conditions of the Offer (including this Letter of Transmittal) will be final and binding.

10. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions, including a financing condition, enumerated in the Offer to Purchase.

11. Inadequate Space. If the space provided in the above ‘‘Description of Series A Shares Tendered’’ box is inadequate, the number of Series A Shares and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

12. Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service (the “IRS”) in connection with payments made with respect to the Offer. If you are a U.S. Holder (as defined in the section of the Offer to Purchase entitled “U.S. Federal Income Tax Consequences—Tax Consequences to Tendering U.S. Holders”), you will be subject to U.S. backup withholding on these payments if you fail to timely provide your correct taxpayer identification number or comply with certain certification procedures by completing an IRS Form W-9 or otherwise fail to establish an exemption from backup withholding.

If you are a Non-U.S. Holder (as defined in the section of the Offer to Purchase entitled “U.S. Federal Income Tax Consequences—Tax Consequences to Tendering Non-U.S. Holders”), you may be subject to backup withholding and related information reporting on any payments received (or treated as received) in exchange for the Series A Shares, unless you certify on an appropriate IRS Form W-8 (or other appropriate form), under penalties of perjury, that you are not a U.S. person.

All tendering holders are urged to read the section of the Offer to Purchase entitled “U.S. Federal Income Tax Consequences” and consult their tax advisers regarding these backup withholding and reporting requirements.

Any questions, requests for assistance and requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below. Holders of Series A Shares may also contact their Nominee for assistance concerning the Offer.

The Depositary for the Offer is:

Global Bondholder Services Corporation

By Facsimile:

(For Eligible Institutions Only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 404	65 Broadway – Suite 404	65 Broadway – Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006

Any questions regarding procedures for tendering Series A Shares or requests for additional copies of the Offer to Purchase and the Letter of Transmittal should be directed to the Information Agent.

The Information Agent for the Offer is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

Attn: Corporate Actions

Banks and Brokers Call: (212) 430-3774

All Others Call Toll Free: (866) 807-2200

Any questions regarding the terms of the Offer should be directed to the Dealer Managers:

The Dealer Managers for the Offer are:

Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.
390 Greenwich Street, 1st Floor	60 Wall Street, 2nd Floor
New York, New York 10013	New York, New York 10005
Collect: (212) 723-6106	Collect: (212) 250-2955
Toll-Free: (800) 558-3745	Toll-Free: (866) 627-0391
Attention: Liability Management Group	Attention: Liability Management Group